Exhibit 10.35

1 December 2006

Att: Chief Executive Officer

Cash Paymaster Services Northern Cape (Proprietary) Limited
8 South Circular Road
Kimberley
8300

Dear Sirs,

GRANT PAYMENT SERVICE PROVIDER CONTRACT IN THE NORTHERN CAPE

1

As you are aware, the South African Social Security Agency (“SASSA”) came into being on 1 April 2006 through the coming into force of the South African Social Security Agency Act, Act No. 13 of 2004 (the “SASSA Act”). As a result of the coming into force of the SASSA Act, the function of the payment of grants, and the responsibility and accountability therefore, now lies with SASSA. As a service provider involved in the payment of grants to beneficiaries, this affects your contract to provide these services.

2	In particular, we refer to:

2.1

the contract entered into between the Department of Social Services and Population Development (Northern Cape) (the “Department”) and Cash Paymaster Services Northern Cape, (Proprietary) Limited (the “Service Provider”) on or about 1 January 2001 (the “Agreement”) –

2.1.1	under which the Service Provider would provide grant payment services to the Department in accordance with the terms and conditions of the Agreement; and

2.1.2

the duration of which was, on or about 10 November 2004, by mutual agreement between the Service Provider and the Department, extended to 31 December 2006 by way of a second addendum to the Agreement (the “Second Addendum”); and

2.2

the cession agreement entered into on or about 29 March 2006 between the Department and the Service Provider (“Cession Agreement”) in terms of which the Agreement was ceded by the Department to the South African Social Security Agency (“SASSA”).

3	This letter serves to confirm that –

3.1	the Agreement shall no longer automatically terminate on 31 December 2006 as was provided for in the Second Addendum; and

3.2

the duration of the Agreement is hereby further extended, until 31 March 2008, on the same terms and conditions on which the Agreement was entered into provided that SASSA will have the right to terminate the Agreement in accordance with the provisions contained in the Agreement.

4.

Kindly acknowledge your agreement of the extension of the Agreement as provided for in this letter by signing at the foot of this letter where indicated and return same to us by facsimile at 012 400 2009/2256, marked for the attention of Mr B MAQETUKA.

Yours faithfully

/s/ Fezile Makiwane

Mr Fezile Makiwane

Acting Chief Executive Officer

Date January 31, 2007

By signature below, Cash Paymaster Services Northern Cape (Proprietary) Limited hereby accepts and consents to the extension of the Agreement on the terms and conditions contained in this letter agreement.

/s/ Herman Gideon Kotzé
________________________________________________

For and on behalf of

Cash Paymaster Services Northern Cape

(Proprietary) Limited, duly authorised

January 31, 2007

Date